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Exhibit 10.6

Lock-Up Agreement

North American Scientific, Inc.
20200 Sunburst Avenue
Chatworth, California
Attn:

Re: NOMOS Corporation

Ladies and Gentlemen:

        The undersigned is an owner of record of certain shares of capital stock of NOMOS Corporation, a Delaware corporation (the "Company"), or securities convertible into or exercisable for shares of capital stock of the Company ("Company Capital Stock"). North American Scientific, Inc., a Delaware corporation (the "Acquiror"), and the Company are parties to an Agreement and Plan of Merger, dated as of October 26, 2003 (the "Merger Agreement"), pursuant to which the shares of Company Capital Stock held by the undersigned are to be converted into the right to receive, as consideration or a portion of the consideration for such shares of Company Capital Stock, shares of common stock, par value $0.01 per share, of the Acquiror (the "Acquiror Common Stock"), in accordance with the terms of the Merger Agreement. Capitalized terms that are used but not defined in this Agreement are used herein as defined in the Merger Agreement.

        In connection with and in consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or sell, dispose of, loan, pledge or grant any rights with respect to any shares of Acquiror Common Stock (any such transaction or action being referred to herein as a "Disposition") acquired in connection with the transactions contemplated by the Merger Agreement or any options or warrants to purchase any shares of Acquiror Common Stock acquired in connection with the transactions contemplated by the Merger Agreement (collectively, "Securities") without the prior written consent of Acquiror, for a period commencing on the Closing Date and continuing until the date that is [545] [365] [180] days after the Closing Date (the "Lock-Up Period").[; provided, that, the undersigned may engage in any Disposition with respect to any Securities held by the undersigned which have been registered under the Securities Act of 1933, as amended, pursuant to that certain Registration Rights Agreement dated                        , 2003 by and among the Acquiror and the other parties thereto][;provided, further, that during the period that is ninety (90) days after the Closing Date until the expiration of the Lock-Up Period (the "Interim Period"), the undersigned may engage in any such Disposition with respect to up to twenty-five percent (25%) of the Securities held by the undersigned at any time and from time to time during the Interim Period.]

        In addition, the undersigned expressly agrees that the undersigned may not, during the Lock-Up Period, engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of Securities, irrespective of whether such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transaction would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities.

        Notwithstanding anything contain in the foregoing to the contrary, the undersigned may sell, contract to sell, or sell, dispose of, or otherwise transfer for value or otherwise, the Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein or (ii) to members of the undersigned's immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transferees thereof agree to be bound by the restrictions set forth herein. For purposes of this Lock-Up Agreement, "immediate family" shall mean (i) the undersigned; (ii) any spouse, lineal descendant or antecedent, father, mother, brother or sister of the undersigned and (iii) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals named or described in (i) and (ii) above.

        The undersigned also agrees and consents to the entry of stop transfer instructions with the Acquiror's transfer agent and registrar against the transfer of shares of Acquiror Common Stock or other Securities acquired in connection with the transactions contemplated by the Merger Agreement held by the undersigned except in compliance with the foregoing restrictions. Acquiror, acting alone and in its sole discretion, may waive any provisions of this Lock-Up Agreement without notice to any third party.

        This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

        This Lock-Up Agreement shall automatically terminate on the earlier of (i) the expiration of the Lock-Up Period or (ii) such time as the Merger Agreement is terminated in accordance with its terms.

Very truly yours,
Exact Name of Stockholder
Authorized Signature
[Title] [FOR ENTITIES ONLY]

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  Exhibit 10.6
Lock-Up Agreement